Exhibit 99.1

HubSpot Announces 51% Revenue Growth for Third Quarter 2014

Accelerated Revenue Growth, Significant Customer Additions, and Sales Platform Launch Among Highlights

CAMBRIDGE, MA (November 12, 2014) —HubSpot, Inc. (NYSE: HUBS), a leading inbound marketing and sales software company, today announced financial results for the third quarter ended September 30, 2014. Highlights include:

Revenue

•	Total revenue was $30.4 million, up 51% compared with the third quarter of 2013.

•	Subscription revenue was $27.8 million, up 51% compared with the third quarter of 2013.

•	Services revenue was $2.6 million, up 50% compared with the third quarter of 2013.

Operating Loss

•	GAAP operating margin was (36.0%) for the quarter, an improvement of approximately 11 percentage points from (47.1%) in the third quarter of 2013.

•	Non-GAAP operating margin was (31.8%) for the quarter, an improvement of approximately 11 percentage points from (42.7%) in the third quarter of 2013.

•	GAAP operating loss was ($11.0) million for the quarter, compared to ($9.5) million in the third quarter of 2013.

•	Non-GAAP operating loss was ($9.7) million for the quarter, compared to ($8.6) million in the third quarter of 2013.

Net Loss attributable to common stockholders

•	GAAP net loss attributable to common stockholders was ($10.8) million, or ($1.84) per share for the quarter, compared to ($9.5) million, or ($1.85) per share, in the third quarter of 2013.

•	Non-GAAP net loss attributable to common stockholders was ($9.5) million, or ($1.62) per share for the quarter, compared to ($8.6) million, or ($1.68) per share, in the third quarter of 2013.

•	Third quarter weighted average shares outstanding were 5.9 million compared to 5.1 million shares in the third quarter of 2013.

“The third quarter is the first we are reporting as a public company, and we achieved some exciting milestones,” said Brian Halligan, Chairman and CEO. “We held our annual INBOUND conference with more than 10,000 registered attendees; we achieved significant growth in both revenue and the number of customers; and we launched a brand new product line with the HubSpot sales platform. We believe that companies need to change the way they market and sell to match the way people shop and buy, and HubSpot is enabling that transformation for mid-market companies worldwide.”

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Additional Highlights for the Third Quarter Ended September 30, 2014

Balance Sheet and Cash Flow

•	The company’s cash balance was $12.4 million as of September 30, 2014.

•	HubSpot closed its initial public offering on October 15, 2014, raising $133.7 million in cash, after deducting underwriting discounts and commissions but before deducting offering expenses. This cash is not reflected on the balance sheet as of September 30, 2014.

•	During the nine months ended September 30, 2014, the company used ($10.7) million in cash from operations compared to ($13.9) million during the first nine months of 2013.

Recent Business Highlights

•	Grew total customers to 12,478 at September 30, 2014, up 31% from September 30, 2013

•	Increased average subscription revenue per customer during the third quarter of 2014 to $9,183 from $7,952 in the third quarter of 2013.

•	Completed the company’s highly successful annual conference, INBOUND, with more than 10,000 registered attendees. Registered attendance increased over 80% compared to last year’s conference and made it the largest ever event focused on inbound marketing and sales professionals.

•	Announced the launch of HubSpot’s sales platform, which includes a free CRM offering as well as Sidekick, a sales acceleration product for sales reps. Sidekick can be used as a stand-alone product or integrated with Salesforce, HubSpot CRM, or other CRMs. Sidekick is publicly available, while the HubSpot CRM is in use by select customers and will launch publicly in early 2015.

Business Outlook

Based on information available as of November 12, 2014, HubSpot is issuing guidance for the fourth quarter and full year 2014 as indicated below.

Fourth Quarter 2014:

•	Total revenue is expected to be in the range of $31.0 million to $32.0 million.

•	Non-GAAP operating loss is expected to be in the range of ($7.8) million to ($6.8) million. This excludes stock-based compensation expense of approximately $13.1 million and amortization of acquired intangible assets of approximately $13 thousand.

•	Non-GAAP net loss per common share is expected to be in the range of ($0.28) to ($0.25). This excludes stock-based compensation expense of approximately $13.1 million and amortization of acquired intangible assets of approximately $13 thousand. This assumes 29.2 million weighted common shares outstanding and reflects a partial quarter of pre-IPO shares, since the company closed its initial public offering early in the fourth quarter.

Full Year 2014:

•	Total revenue is expected to be in the range of $112.7 million to $113.7 million.

•	Non-GAAP operating loss is expected to be in the range of ($32.8) million to ($31.8) million. This excludes stock-based compensation expense of approximately $16.6 million and amortization of acquired intangible assets of approximately $138 thousand.

•	Non-GAAP net loss attributable to common stockholders per share is expected to be in the range of ($2.90) to ($2.80). This excludes stock-based compensation expense of approximately $16.6 million and amortization of acquired intangible assets of approximately $138 thousand. This assumes 11.6 million weighted common shares outstanding and reflects a partial year of pre-IPO shares, since the company closed its public offering early in the fourth quarter.

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Conference Call Information

HubSpot will host a conference call on Wednesday, November 12, 2014, at 5:00 p.m. Eastern Time (ET) to discuss its third quarter financial results and business outlook. To access this call, dial (877) 201-0168 (domestic) or (647) 788-4901 (international). The conference ID is 17069448. Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the HubSpot’s web site at www.hubspot.com.

Following the conference call, a replay will be available until 5 pm on November 19, 2014 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 17069448. An archived webcast of this conference call will also be available in the “Investor Relations” section of HubSpot’s web site at www.hubspot.com. The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot

HubSpot is a leading inbound marketing and sales platform. Nearly 12,500 customers in 80 countries use HubSpot’s award-winning software, services, and support to create an inbound experience that will attract, engage, and delight customers. Learn more at www.hubspot.com.

The tables at the end of this press release include a reconciliation of generally accepted accounting principles (“GAAP”) to non-GAAP operating loss, operating margin, subscription margin, and net loss attributable to common stockholders for the three and nine months ended September 30, 2014, and 2013. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cautionary Language Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the fourth fiscal quarter of 2014 and full year 2014, our position to execute on our growth strategy in the mid-market, and our ability to expand our leadership position and market opportunity for our inbound platform. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our ability to retain existing customers and add new customers, the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our marketing agency partners; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our final prospectus filed on October 9, 2014 pursuant to Rule 424(b) of the Securities of 1933, as amended, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(In thousands)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash	$12,379	$12,643
Accounts receivable, net	10,504	7,220
Deferred commission expense	4,837	3,991
Restricted cash	—	307
Prepaid hosting costs	918	2,958
Prepaid expenses and other current assets	3,370	1,566

Total current assets	32,008	28,685
Property and equipment, net	9,874	7,243
Capitalized software development costs, net	4,805	3,479
Restricted cash	240	1,610
Other assets	2,579	65
Intangible assets, net	102	147
Goodwill	9,330	9,330

Total assets	$58,938	$50,559

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current Liabilities:
Accounts payable	$2,187	$2,547
Accrued compensation costs	4,837	5,079
Other accrued expenses	8,609	7,160
Capital lease obligations	98	96
Deferred rent	67	—
Deferred revenue	34,134	24,662

Total current liabilities	49,932	39,544
Capital lease obligations, net of current portion	104	203
Revolving line of credit	18,000	—
Deferred rent, net of current portion	4,110	2,523
Deferred revenue, net of current portion	538	244

Total liabilities	72,684	42,514

Redeemable convertible preferred stock	101,332	101,293

Stockholders’ deficit:
Common stock	6	5
Additional paid-in capital	19,627	12,898
Accumulated other comprehensive loss	(106)	(79)
Accumulated deficit	(134,605)	(106,072)

Total stockholders’ deficit	(115,078)	(93,248)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$58,938	$50,559

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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:
Subscription	$27,806	$18,416	$74,994	$50,245
Professional services and other	2,642	1,763	6,726	5,010

Total revenue	30,448	20,179	81,720	55,255

Cost of Revenues:
Subscription	6,736	5,114	18,408	14,911
Professional services and other	2,969	2,268	8,149	6,273

Total cost of revenues	9,705	7,382	26,557	21,184

Gross profit	20,743	12,797	55,163	34,071
Operating expenses:
Research and development	4,858	4,271	14,498	10,962
Sales and marketing	21,680	14,739	54,700	38,764
General and administrative	5,162	3,287	14,622	10,228

Total operating expenses	31,700	22,297	83,820	59,954

Loss from operations	(10,957)	(9,500)	(28,657)	(25,883)

Other income (expense):
Interest income	—	7	4	29
Interest expense	(138)	—	(259)	(3)
Other income (expense)	302	(18)	379	8

Total other income (expense)	164	(11)	124	34

Net loss	(10,793)	(9,511)	(28,533)	(25,849)
Preferred stock accretion	13	13	40	40

Net loss attributable to common stockholders	$(10,806)	$(9,524)	$(28,573)	$(25,889)

Net loss attributable to common stockholders per share, basic and diluted	$(1.84)	$(1.85)	$(5.00)	$(5.09)
Weighted average common shares used in computing basic and diluted net loss attributable to common stockholders per share:	5,874	5,141	5,715	5,087

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Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30
	2014	2013
Operating Activities:
Net loss	$(28,533)	$(25,849)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,824	3,157
Stock-based compensation	3,514	2,395
Provision for doubtful accounts	452	381
Noncash rent expense	236	537
Unrealized currency translation	(238)	(11)
Changes in assets and liabilities
Accounts receivable	(3,864)	(1,747)
Prepaid expenses and other assets	146	(966)
Deferred commission expense	(846)	(799)
Accounts payable	(328)	84
Accrued expenses	2,192	2,164
Restricted cash	157	—
Deferred rent	1,427	194
Deferred revenue	10,149	6,571

Net cash used in operating activities:	(10,712)	(13,889)

Investing Activities:
Purchases of property and equipment	(5,892)	(3,385)
Capitalization of software development costs	(3,930)	(2,451)
Acquisition of intangible assets	(80)	(190)
Restricted cash	1,500	(1,188)

Net cash used in investing activities	(8,402)	(7,214)

Financing Activities:
Proceeds from exercise of options	3,051	273
Proceeds from draw-down on line of credit	18,000	—
Payment of initial public offering costs	(1,990)	—
Repayments of capital lease obligations	(97)	(52)

Net cash provided by financing activities	18,964	221

Effect of exchange rate changes on cash	(114)	11

Net decrease in cash	(264)	(20,871)

Cash, beginning of period	12,643	41,097

Cash, end of period	$12,379	$20,226

Supplemental cash flow disclosure:
Cash paid for interest	$163	$3
Non-cash investing and financing activities:
Initial public offering costs incurred but not yet paid	$522	$—
Capital expenditures incurred but not yet paid	$182	$28
Accretion of Preferred Stock	$40	$40

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Reconciliation of non-GAAP operating loss and operating margin

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except percentages)	2014	2013	2014	2013
GAAP operating loss	$(10,957)	$(9,500)	$(28,657)	$(25,883)
Stock-based compensation	1,266	821	3,514	2,395
Amortization of acquired intangible assets	13	72	125	208

Non-GAAP operating loss	$(9,678)	$(8,607)	$(25,018)	$(23,280)

GAAP operating margin	-36.0%	-47.1%	-35.1%	-46.8%
Non-GAAP operating margin	-31.8%	-42.7%	-30.6%	-42.1%

Reconciliation of non-GAAP net loss attributable to common stockholders	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts and percentages)	2014	2013	2014	2013
GAAP net loss attributable to common stockholders	$(10,806)	$(9,524)	$(28,573)	$(25,889)
Stock-based compensation	1,266	821	3,514	2,395
Amortization of acquired intangibles	13	72	125	208

Non-GAAP net loss attributable to common stockholders	$(9,527)	$(8,631)	$(24,934)	$(23,286)

Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(1.62)	$(1.68)	$(4.36)	$(4.58)
Weighted average common shares used in computing basic and diluted GAAP and non-GAAP net loss per common share:	5,874	5,141	5,715	5,087

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

	Three Months Ended September 30,
	2014					2013
(in thousands, except percentages)	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$6,736	$2,969	$4,858	$21,680	$5,162	$5,114	$2,268	$4,271	$14,739	$3,287
Stock -based compensation	(24)	(84)	(140)	(560)	(458)	(6)	(56)	(189)	(278)	(292)
Amortization of acquired intangibles	(6)	—	—	(7)	—	(72)	—	—	—	—

Non-GAAP expense	$6,706	$2,885	$4,718	$21,113	$4,704	$5,036	$2,212	$4,082	$14,461	$2,995

GAAP as a percentage of revenue	22%	10%	16%	71%	17%	25%	11%	21%	73%	16%
Non-GAAP as a percentage of revenue	22%	9%	15%	69%	15%	25%	11%	20%	72%	15%

	Nine Months Ended September 30
	2014					2013
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$18,408	$8,149	$14,498	$54,700	$14,622	$14,911	$6,273	$10,962	$38,764	$10,228
Stock -based compensation	(64)	(236)	(435)	(1,447)	(1,332)	(26)	(122)	(558)	(766)	(923)
Amortization of acquired intangibles	(112)	—	—	(13)	—	(208)	—	—	—	—

Non-GAAP expense	$18,232	$7,913	$14,063	$53,240	$13,290	$14,677	$6,151	$10,404	$37,998	$9,305

GAAP as a percentage of revenue	23%	10%	18%	67%	18%	27%	11%	20%	70%	19%
Non-GAAP as a percentage of revenue	22%	10%	17%	65%	16%	27%	11%	19%	69%	17%

Reconciliation of non-GAAP subscription margin

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2014	2013	2014	2013
GAAP subscription margin	$21,070	$13,302	$56,586	$35,334
Stock -based compensation	24	6	64	26
Amortization of acquired intangible assets	6	72	112	208

Non-GAAP subscription margin	$21,100	$13,380	$56,762	$35,568

GAAP subscription margin percentage	75.8%	72.2%	75.5%	70.3%
Non-GAAP subscription margin percentage	75.9%	72.7%	75.7%	70.8%

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Non-GAAP Financial Measures

In this release, HubSpot’s non-GAAP operating loss, operating margin, subscription margin, and net loss attributable to common stockholders are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude share-based compensation and amortization of acquired intangible assets. We believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

(b)	Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

Investor Relations Contact:

Lisa Mullan, (857) 829-5429

investors@hubspot.com

Media Contact:

Katie Burke, (857) 829-5912

kburke@hubspot.com

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